EXHIBIT 10.15.1

                               FIRST AMENDMENT TO
                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

         THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT is dated as of July 10, 2008 (this "AMENDMENT"), by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the "COMPANY"), and LEVINE LEICHTMAN CAPITAL PARTNERS IV, L.P., a Delaware limited partnership (the "PURCHASER").

                                 R E C I T A L S
                                 ---------------

         A. The Company and the Purchaser are parties to that certain Securities Purchase Agreement dated as of June 30, 2008 (as amended from time to time, the "SECURITIES PURCHASE AGREEMENT"), by and between the Company and the Purchaser pursuant to which, among other things, the Company issued and sold to the Purchaser, and the Purchaser purchased from the Company, the Securities, all on the terms and subject to the conditions set forth therein. Unless otherwise indicated, all capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Securities Purchase Agreement.

         B. Pursuant to the terms of Section 2.6 of the Securities Purchase Agreement, on the date hereof, the Company is issuing and selling to the Purchaser, and the Purchaser is purchasing from the Company, the Term B Note (I.E., a Secured Senior Note Due 2013, in substantially the form of the Term A Note but in the principal face amount of $15,000,000).

         C. In connection with the purchase of the Term B Note by the Purchaser, the parties wish to amend certain provisions of the Securities Purchase Agreement as provided herein.

                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. PURCHASE AND SALE OF TERM B NOTE.

                  (a) AUTHORIZATION. The Company has authorized the issuance, sale and delivery to the Purchaser of the Term B Note.

                  (b) PURCHASE AND SALE OF TERM B NOTE. Subject to the terms and conditions contained herein and in the Securities Purchase Agreement, and in reliance upon the representations, warranties, covenants and agreements contained herein and the Securities Purchase Agreement, the Company hereby issues, sells and delivers to the Purchaser, and the Purchaser hereby purchases from the Company, the Term B Note. Concurrently herewith, the Company is


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

delivering to the Purchaser the Term B Note, duly executed by the Company, and the Purchaser is delivering to the Company the Term B Note Purchase Price (net of amounts permitted to be withheld by the Purchaser as contemplated in Section 2.6(c)(iv) of the Securities Purchase Agreement).

                  (c) USE OF PROCEEDS. Pursuant to Section 2.6(d) of the Securities Purchase Agreement, the parties agree that the proceeds to be received by the Company from the issuance and sale of the Term B Note hereunder shall be used (i) to repay certain Indebtedness owing to the Folio Funding II Noteholder, (ii) to pay the fees, costs and expenses associated with the transactions contemplated by this Amendment and the Securities Purchase Agreement and (iii) for general corporate purposes, PROVIDED no such proceeds shall be used for the direct or indirect benefit of any of the Excluded Subsidiaries.

         2. AMENDMENTS TO SECURITIES PURCHASE AGREEMENT. Pursuant to Section
11.2 of the Securities Purchase Agreement, the Securities Purchase Agreement is hereby amended as follows:

                  (a) Section 1.1 (Definitions) of the Securities Purchase Agreement is hereby amended by adding the following new definitions to Section
1.1 in alphabetical order:

                           "'FIRST AMENDMENT' shall mean a First Amendment to
                  Securities Purchase Agreement dated as of July 10, 2008, between the Company and the Purchaser."

                           "'FOLIO FUNDING II/CITIGROUP PERFORMANCE GUARANTY'
                  shall mean that certain Performance Guaranty dated as of July 10, 2008, issued by the Company for the benefit of the Folio Funding II Noteholder and the other "Beneficiaries" (as defined therein), as amended from time to time subject to the terms herein."

                           "'FOLIO FUNDING II/CITIGROUP WARRANT' shall mean that
                  certain Warrant dated July 10, 2008, issued by the Company to Citigroup Global Markets Inc. (an Affiliate of the Folio Funding II Noteholder) entitling the holder thereof to purchase from the Company up to a total of 2,500,000 shares of Common Stock, subject to adjustment as provided therein, as in effect on such date of issuance."

                  (b) Section 1.1 (Definitions) of the Securities Purchase Agreement is hereby further amended by replacing the existing definitions of the following terms with the following new definitions of such terms, respectively:

                           "'AGREEMENT' shall mean this Agreement, together with
                  the Exhibits and Disclosure Schedules, as amended by the First Amendment, and as further amended from time to time."

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

                           "'FOLIO FUNDING II/CITIGROUP DOCUMENTS' shall mean,
                  collectively, any and all agreements, instruments and other documents entered into or delivered in connection with the issuance by Folio Funding II of the Folio Funding II/Citigroup Notes and any amendments, restatements, supplements, replacements, renewals, restructurings, refinancings or other modifications thereof, including (i) the Folio Funding II/Citigroup Indenture, (ii) the Folio Funding II Sale and Contribution Agreement, (iii) the Folio Funding II/Citigroup Note Purchase Agreement, (iv) the Folio Funding II/Citigroup Notes, (v) the Folio Funding II/Citigroup Performance Guaranty, (vi) the Folio Funding II/Citigroup Warrant and
                  (vii) a Termination Agreement dated as of July 10, 2008, among Folio Funding II, the Company, the Folio Funding II Noteholder and Wells Fargo Bank."

                           "'FOLIO FUNDING II/CITIGROUP INDENTURE' shall mean
                  that certain Amended and Restated Indenture dated as of July 10, 2008, among Folio Funding II, as issuer, the Folio Funding II Noteholder, as administrative agent, and Wells Fargo Bank, as trustee, as amended from time to time subject to the terms herein."

                           "'FOLIO FUNDING II/CITIGROUP NOTE PURCHASE AGREEMENT'
                  shall mean that certain Amended and Restated Note Purchase Agreement dated as of July 10, 2008, among Folio Funding II, as issuer and purchaser, the Company, as seller, and the Folio Funding II Noteholder, as note purchaser and administrative agent, as amended from time to time subject to the terms herein."

                           "'FOLIO FUNDING II/CITIGROUP NOTES' shall mean,
                  collectively, (i) an Amended and Restated Class A-1 Term Note (No. A-1) dated July 10, 2008, issued by Folio Funding II in the principal amount of $10,000,000, and (ii) an Amended and Restated Class A-2 Term Note (No. A-1) dated July 10, 2008, issued by Folio Funding II in the principal amount of $60,000,000, each issued under the Folio Funding II/Citigroup Indenture, in each case as amended from time to time subject to the terms herein."

                           "'FOLIO FUNDING II SALE AND CONTRIBUTION AGREEMENT'
                  shall mean that certain Amended and Restated Sale and Contribution Agreement dated as of July 10, 2008, between the Company, as seller, and Folio Funding II, as purchaser, as amended from time to time subject to the terms herein."

                           "'NOTES' shall mean, collectively, any and all notes
                  or similar instruments evidencing any Indebtedness owing by the Company to the Purchaser or any Affiliate thereof and issued in connection with any Investment Documents, including the Term A Note and the Term B Note, in each case as amended from time to time. The term "NOTE" or "NOTES" shall also include, where applicable, any additional note or notes issued by the Company in connection with any Assignments or Participations thereof. The term 'NOTE' shall refer to any of the foregoing individually, as applicable."

                           "'REGISTRATION RIGHTS AGREEMENT' shall mean that
                  certain Registration Rights Agreement dated as of June 30, 2008, between the Company and the Purchaser, as amended from time to time."

                           "SUBSIDIARY GUARANTY" shall mean that certain
                  Subsidiary General and Continuing Guaranty dated as of June 30, 2008, made by the Guarantors (as defined therein) in favor of the Purchaser and the other Beneficiaries (as defined therein), as amended from time to time.

                           "'TERM A NOTE' shall mean that certain Secured Senior
                  Note Due 2013 dated June 30, 2008, issued by the Company to the Purchaser in the principal face amount of $10,000,000, as amended from time to time."

                           "'TERM B NOTE' shall mean that certain Secured Senior
                  Note Due 2013 dated July 10, 2008, issued by the Company to the Purchaser in the principal face amount of $15,000,000, as amended from time to time."

                           "'TERM B NOTE CLOSING DATE' shall mean July 10,
                 2008."

                  (c) Clause (d) of Section 3.3 (Conflicts with Other Instruments; Existing Defaults; Ranking) of the Securities Purchase Agreement is hereby amended to read in its entirety as follows:

                           "(d) All Indebtedness evidenced by the Term A Note,
                  the Term B Note and any other Note constitutes Senior Indebtedness of the Company and, other than Indebtedness, if any, arising under the Folio Funding II/Citigroup Performance Guaranty, no Indebtedness of the Company ranks PARI PASSU with the Indebtedness evidenced by the Term A Note, the Term B Note and any other Note. Without limiting the generality of the foregoing, all Indebtedness evidenced by the Term A Note, the Term B Note and any other Note, and all other Obligations, constitute "Senior Debt" as defined in the Renewable Subordinated Notes Indenture. There are no agreements, indentures, instruments or other documents to which the Company or any of its Subsidiaries is a party or by which it or they may be bound that directly or indirectly requires or results in the subordination in any manner of any Indebtedness under the Term A Note, the Term B Note or any other Note or any of the other Obligations to the repayment of any other existing or future Indebtedness of the Company or any of its Subsidiaries."

                  (d) Section 1.4 (Headings; Construction and Interpretation; Fair Meaning) of the Securities Purchase Agreement is hereby amended to read in its entirety as follows:

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

                           "1.4 HEADINGS; CONSTRUCTION AND INTERPRETATION; FAIR
                  MEANING. The headings in this Agreement and any other Investment Document are for convenience of reference only, do not constitute a part of this Agreement or such other Investment Document and are not to be considered in construing or interpreting this Agreement or such other Investment Document. All section, sub-section, preamble, recital, exhibit, schedule, disclosure schedule, annex, clause and party references contained in this Agreement or such other Investment Document are to this Agreement or such other Investment Document, as the case may be, unless otherwise stated. Unless the context of this Agreement or any other Investment Document clearly requires otherwise, the use of the word "including" is not limiting and the use of the word "or" has the inclusive meaning represented by the phrase "and/or." Unless otherwise specified, the plural includes the singular and vice versa. References in this Agreement or any other Investment Document to any agreement, other document or law "as amended" or "as amended from time to time," or amendments of any document or law, shall include any amendments, restatements, supplements, replacements, renewals, restructurings, refinancings or other modifications. Wherever required by the context of this Agreement or any other Investment Document, the masculine, feminine and neuter gender shall each include the other. This Agreement and each other Investment Document has been negotiated by, and entered into between or among, Persons that are sophisticated and knowledgeable in business matters and that have been represented by legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of this Agreement or any other Investment Document against the party that drafted it shall not be applicable and is irrevocably and unconditionally waived. All provisions of this Agreement and each other Investment Document shall be construed in accordance with their fair meaning, and not strictly for or against any party."

                  (e) Clause (m) of Section 8.3 (Information Reporting Requirements) of the Securities Purchase Agreement is hereby amended to read in its entirety as follows:

                           "(m) Immediately upon the occurrence thereof, written
                  notice if (i) any "back-up servicer," "sub-servicer" or similar servicer resigns or is terminated or replaced with respect to any Securitization Transaction or (ii) any holder of the Folio Funding II/Citigroup Indebtedness makes any call or demand for payment of any amount under the Folio Funding II/Citigroup Performance Guaranty or seeks to enforce any right to make such a call or demand in any legal proceeding."

                  (f) Clause (a) of Section 8.8 (Insurance) of the Securities Purchase Agreement is hereby amended to read in its entirety as follows:

                           "(a) The Company shall, and cause each Subsidiary to,
                  maintain with financially sound and reputable insurers policies of insurance, coverage amounts and related terms and conditions covering the Company and the Subsidiaries normally maintained by companies engaged in the same or similar business as the Company and the Subsidiaries, or any one of them, against loss, damage and liability and such other policies of insurance and coverage amounts as may be reasonably requested by the Purchaser or the Purchaser. Such insurance shall include comprehensive general liability, fire and extended coverage, property damage, workers' compensation, flood insurance (if customarily maintained in locations in which any Company Party is located), business interruption insurance (either for loss of revenues or for additional expenses), directors and officers liability insurance and, if requested by the Purchaser, employment practice liability insurance. So long as any Notes remain outstanding, all such insurance policies shall include the Required Insurance Endorsements.

                  (g) Section 8.8 (Insurance) of the Securities Purchase Agreement is hereby amended by adding the following new clause (d) at the end of such Section:

                           "(d) If the Company and the Purchaser are named as
                  joint loss payees on or with respect to any policies of insurance and any insurance proceeds under any such policies are paid to the Company, such proceeds shall be held by the Company in trust for the benefit of the Purchaser and the Company shall remit such proceeds to the Purchaser immediately upon receipt."

                  (h) Article 8 (Affirmative Covenants) of the Securities Purchase Agreement is hereby amended by adding the following new Section 8.25 to the end of such Article:

                           "8.25 NO DEPOSIT ACCOUNTS WITH CERTAIN PERSONS. None
                  of the Company or any of its Subsidiaries shall at any time maintain any deposit account, securities account or similar account with any Person that now has or hereafter acquires any right of setoff under the Folio Funding II/Citigroup Documents, and no property of the Company or any of its Subsidiaries (other than Folio Funding II) shall at any time be in the possession or under the control of any such Person. In the event that any such Person at any time holds, maintains or acquires any interest in any such deposit account, securities account or similar account, the Company shall, as soon as practicable but not more than ten (10) days following the acquisition by such Person of such interest, close (or cause the closure of) all such deposit accounts, securities accounts or similar accounts, as the case may be, and transfer any and all Cash, securities or other assets or funds held in such account(s) to a deposit account, securities account or similar account, as applicable, with an institution that does not have any such right of setoff and is a party to a Control Agreement in favor of the Purchaser that covers such deposit account, securities account or similar account."

                  (i) Section 9.1 (Limitations on Indebtedness) of the Securities Purchase Agreement is hereby amended by (i) replacing the period (".") at the end of clause (g) thereof with "; and" and (ii) adding the following new clause (h):

                           "(h) To the extent any obligations of the Company
                  under the Folio Funding II/Citigroup Performance Guaranty constitute Indebtedness, any such Indebtedness under the Folio Funding II/Citigroup Performance Guaranty as it exists as of the Term B Note Closing Date."

                  (j) Clause (a) of Section 9.4 (Limitations on Restricted Payments) of the Securities Purchase Agreement is hereby amended by (i) deleting the "or" at the end of clause (iii) thereof, (ii) replacing the period (".") at the end of clause (iv) thereof with "; or" and (iii) adding the following new clause (v):

                           "(v) "(A) any prepayment of the principal balance of
                  the Folio Funding II Indebtedness occurring on the Term B Note Closing Date pursuant to the Folio Funding II Documents and
                  (B) scheduled payments of principal of or interest on the Folio Funding II/Citigroup Indebtedness notwithstanding that the Folio Funding II Noteholder holds Equity Interests in the Company."

                  (k) Clause (i) of clause (c) of Section 10.1 (Events of Default) of the Securities Purchase Agreement is hereby amended by replacing the reference therein to "CLAUSES (A), (B), (H), (J), (K) or (L) of SECTION 8.3 (Informational Reporting Requirements);" with the following:

                           "CLAUSES (a), (b), (h), (j), (k), (l) or (m) of
                  SECTION 8.3 (Informational Reporting Requirements);"

                  (l) Sub-clause (ii) under clause (g) of Section 10.1 (Events of Default) of the Securities Purchase Agreement is hereby amended in its entirety to read as follows:

                           "(ii) Any breach or default (other than as provided
                  in CLAUSE (I) above or clause (v) below) (or other event or condition) shall occur and be continuing under any agreement, indenture or instrument evidencing or governing any Indebtedness set forth in CLAUSE (I) above, if the effect of such breach or default (or such other event or condition) is to cause, or to permit the holder or holders of such other Indebtedness to cause (upon the giving of notice or the passage of time or both), such other Indebtedness to mature or become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance is required to be made) prior to its stated maturity, unless such breach or default has been waived within ten (10) days following such breach or default by the Person or Persons entitled to give such waiver; or"

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

                  (m) Clause (g) of Section 10.1 (Events of Default) of the Securities Purchase Agreement is hereby amended by adding the following new clause (v) at the end of such clause:

                           "(v) Any holder of the Folio Funding II/Citigroup
                  Indebtedness shall make any call or demand in writing for payment of any amount under the Folio Funding II/Citigroup Performance Guaranty or shall seek to enforce any right to make any call or demand for any such payment in any legal proceeding; or"

                  (n) Clause (vii) under the paragraph immediately succeeding clause (w) of Section 10.1 (Events of Default) of the Securities Purchase Agreement is hereby amended to read in its entirety as follows:

                           "(vii) in the case of clause (g)(i) above,
                  immediately prior to the close of business on the day on which such payment was due; or in the case of clause (g)(ii) above, immediately prior to the close of business on the tenth day following such breach or default if such breach or default has not been waived by the Person or Persons entitled to give such waiver; or in the case of clause (g)(iii) above, immediately prior to the close of business on the day that such lessor retakes possession of the leased property or initiates legal proceedings to repossess; or in the case of clause (g)(iv)(A) above, immediately prior to the close of business on the date upon which FSA forecloses on its collateral, or as of 12:00 p.m. (noon) (Los Angeles time) on such thirty-first day, or immediately prior to the close of business on the date upon which FSA exercises any such rights, powers and remedies, as applicable; or in the case of clause (g)(iv)(B) above, immediately prior to the close of business on the day such default or event of default occurs (or if there is a grace period therefor, the day that such grace period expires and the default or event of default shall not have been previously waived in writing or cured); or in the case of clause (g)(v) above, immediately upon the making of any such call or demand or the taking of any action to enforce any such right in any legal proceeding; or"

                  (o) Each of the Disclosure Schedules to the Securities Purchase Agreement listed on EXHIBIT A attached hereto is hereby amended by the corresponding Disclosure Schedule attached to such EXHIBIT A.

         3. CLOSING DELIVERIES. Pursuant to Section 2.6 of the Securities Purchase Agreement, concurrently herewith:

                  (a) CLOSING DOCUMENTS. The Company is delivering to the Purchaser the following closing documents (together with this Amendment and the Exhibits attached hereto, the "TERM B NOTE DOCUMENTS"):

                           (i) The Term B Note, duly executed by the Company;
and

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

                           (ii) An Acknowledgment and Affirmation of Subsidiary
Guaranty and Subsidiary Collateral Documents, in form and substance satisfactory to the Purchaser, duly executed by each Subsidiary Guarantor.

                  (b) OPINION OF COUNSEL. (i) Andrews & Kurth LLP, special counsel to the Company Parties, is delivering to the Purchaser (A) a legal opinion letter, addressed to the Purchaser and dated as of the date hereof, in accordance with Section 2.6 (c)(vii) of the Securities Purchase Agreement, and
(B) written evidence that the Purchaser may rely on the "true sale and non-consolidation" legal opinion letter being rendered by Andrews & Kurth LLP to the Folio Funding II Noteholder in connection with the restructuring of the Folio Funding II Indebtedness, and (ii) Mark A. Creatura, Esq., General Counsel to the Company Parties, is delivering to the Purchaser a legal opinion letter, in form and substance satisfactory to the Purchaser, addressed to the Purchaser and dated as of the date hereof.

                  (c) FOLIO FUNDING II/CITIGROUP DOCUMENTS. The Company is delivering to the Purchaser true, correct and complete copies of any and all Folio Funding II/Citigroup Documents being executed and delivered in connection with the restructuring of the Folio Funding II/Citigroup Indebtedness, as contemplated by Section 2.6(c)(viii) of the Securities Purchase Agreement.

                  (d) CLOSING CERTIFICATES.

                           (i) SOLVENCY CERTIFICATE. The Company is delivering
to the Purchaser a Solvency Certificate, in form and substance satisfactory to the Purchaser, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company.

                           (ii) SECRETARY'S CERTIFICATES. Each of the Company
and its Subsidiaries is delivering to the Purchaser a Secretary Certificate, in form and substance satisfactory to the Purchaser, duly executed by the Secretary of each such Person, together with any attachments thereto, respectively.

                  (e) GOOD STANDING. The Purchaser is receiving written evidence that each of the Company and its Subsidiaries is in "good standing" in its state of incorporation or formation, as applicable, as of a recent practicable date.

                  (f) FEES AND EXPENSES. The Company is paying to the Purchaser, or reimbursing the Purchaser for, all actual and estimated fees, costs and expenses incurred by or on behalf of the Purchaser and described in Sections 2.6(c)(iv) and 7.5 of the Securities Purchase Agreement. All such amounts are being paid in immediately available funds to a bank account or accounts designated by the Purchaser or is being withheld by the Purchaser from the Term B Note Purchase Price as permitted under Section 2.6(c)(iv) of the Securities Purchase Agreement.

                  (g) FLOW OF FUNDS STATEMENT. The Purchaser and the Company are delivering a "flow of funds" statement, in form and substance satisfactory to the Purchaser, detailing the sources and uses of all proceeds to be received from the issuance and sale of the Term B Note.

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

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In order to induce the Purchaser to purchase the Term B Note and amend the Securities Purchase Agreement as provided herein, the Company hereby represents and warrants to the Purchaser as follows:

                  (a) ORGANIZATION AND GOOD STANDING. Each Company Party and Subsidiary is a corporation or limited liability company duly organized or formed, validly existing and in good standing under the laws of the state of its organization or formation. Each Company Party and Subsidiary has the requisite power and authority, and all material Operating Licenses, necessary to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified or licensed to do business in each jurisdiction in which the character of the properties or assets owned, leased or operated by it or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect.

                  (b) AUTHORIZATION; BINDING OBLIGATIONS. Each Company Party has the requisite power and authority to execute, deliver, carry out and perform all of its obligations under each Term B Note Document to which it is a party, including, with respect to the Company, the power and authority to issue, sell and deliver the Term B Note being issued and sold by it hereunder. The execution, delivery and performance of each Term B Note Document to which each Company Party is a party, the issuance, sale and delivery by the Company of the Term B Note and the consummation of the other transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of each such Company Party, and by the members and the Board or managers of each such entity, as applicable. Each Term B Note Document has been duly executed and delivered by each Company Party that is a party thereto. Each Term B Note Document is a legal, valid and binding obligation of each Company Party that is a party thereto, enforceable against each such Company Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, and except as rights of indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such law.

                  (c) CONFLICTS WITH OTHER INSTRUMENTS; EXISTING DEFAULTS; RANKING.

                           (i) The execution, delivery and performance by each
Company Party of the Term B Note Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not (i) violate the Organizational Documents of any such Person, (ii) breach or violate, conflict with, cause a default under or give rise to a right of termination or a redemption or an acceleration of rights under, any Material Contract or (iii) breach or violate any Applicable Laws. Without limiting the generality of the foregoing, none of the terms of the Folio Funding II/Citigroup Documents (as such definition has been amended by this Amendment) breaches or violates, conflicts with, or causes a Default or an Event of Default under or gives rise to an acceleration of rights under, the Securities Purchase Agreement or any other Investment Document.

                           (ii) No Company Party or Subsidiary (other than an
Excluded Subsidiary) is in default, breach or violation of (i) its Organizational Documents, as amended through the date hereof, (ii) any Material Contract to which it is party or (iii) any Applicable Laws.

                           (iii) There are no restrictions or limitations in any
Material Contract which prohibit or restrict (i) the issuance and sale of the Term B Note as contemplated by this Amendment, (ii) any merger, sale of assets or other event which would cause a Change in Control or (iii) any other financings by any Company Party, including any public or private debt or equity financings.

                           (iv) All Indebtedness evidenced by the Term A Note,
the Term B Note and any other Note constitutes Senior Indebtedness of the Company and, other than Indebtedness, if any, arising under the Folio Funding II/Citigroup Performance Guaranty, no Indebtedness of the Company ranks PARI PASSU with the Indebtedness evidenced by the Term A Note, the Term B Note and any other Note. Without limiting the generality of the foregoing, all Indebtedness evidenced by the Term A Note, the Term B Note and any other Note, and all other Obligations, constitute "Senior Debt" as defined in the Renewable Subordinated Notes Indenture. There are no agreements, indentures, instruments or other documents to which the Company or any of its Subsidiaries is a party or by which it or they may be bound that directly or indirectly requires or results in the subordination in any manner of any Indebtedness under the Term A Note, the Term B Note or any other Note or any of the other Obligations to the repayment of any other existing or future Indebtedness of the Company or any of its Subsidiaries.

                           (v) The Renewable Subordinated Notes constitute
Subordinated Indebtedness of the Company.

                           (vi) No Trigger Event or Insurance Agreement Event of
Default has occurred and is continuing.

                  (d) CONSENTS. No Company Party or any Subsidiary or Affiliate thereof is required to obtain any Consent in connection with execution, delivery or performance of this Amendment or any other Term B Note Document or the consummation of the transactions contemplated hereby or thereby, including, without limitation, the issuance, sale and delivery of the Term B Note, from (a) any Governmental Authority, (b) any trustee, Credit Enhancer, rating agency or other party to any Securitization Transaction or (c) any other Person, other than those Consents that have been previously obtained or made by the Company Parties and except where the failure to obtain or make such Consent could not have a Material Adverse Effect.

                  (e) OTHER REPRESENTATIONS AND WARRANTIES. After giving effect to the amended Disclosure Schedules attached as EXHIBIT A, each of the representations and warranties made by the Company Parties (or any of them) in the Securities Purchase Agreement and the Collateral Documents, as the case may be, was true and correct in all material respects as of the date made, and is true and correct in all material respects as of the date hereof, with the same effect as if made on and as of the date hereof.

                  (f) NO DEFAULT. No Default or Event of Default has occurred and is continuing or will occur as a result of the execution and delivery of this Amendment or the other Term B Note Documents or the consummation of the other transactions contemplated hereby or thereby, including the issuance and sale of the Term B Note.

                  (g) NOTE BALANCE. The outstanding principal balance and "Maturity Date" of the Notes that remain unpaid immediately prior to the date hereof are as follows:

                                    OUTSTANDING
NOTE                             PRINCIPAL BALANCE              MATURITY DATE
----                             -----------------              -------------
Term A Note............              $10,000,000.00             June 30, 2013
                                     --------------
         TOTAL                       $10,000,000.00

                  (h) NO MATERIAL ADVERSE CHANGE. No Material Adverse Change has occurred since December 31, 2007 or, except as set forth on Schedule 3.8(b) to the Securities Purchase Agreement, will occur as a result of the execution and delivery of this Amendment or the other Term B Note Documents or the consummation of the other transactions contemplated hereby or thereby, including the issuance and sale of the Term B Note.

                  (i) COLLATERAL DOCUMENTS. The Liens granted in favor of the Purchaser under the Company Collateral Documents constitute valid, enforceable and continuing first priority security interests and Liens in, on and to the "Collateral" under the Company Collateral Documents and secure the payment and performance in full of all Obligations, including all Indebtedness under the Term A Note and the Term B Note.

                  (j) STATUS OF FOLIO FUNDING II. The restructuring of the Folio Funding II/Citigroup Indebtedness has not resulted and will not result in the recharacterization of the sales contemplated by the Folio II Sale and Contribution Agreement as secured financings. Folio Funding II has observed and complied with, and shall observe and comply with, all applicable legal requirements for the recognition of Folio Funding II as a legal entity separate and apart from its Affiliates, including those requirements set forth in Section 9(b)(iv) of the Limited Liability Company Agreement of Folio Funding II. The business, assets and liabilities of Folio Funding II are separate and distinct from those of its Affiliates, and have been and shall be clearly and consistently disclosed as such.

                  (k) NO DEPOSIT ACCOUNTS WITH CERTAIN PERSONS. None of the Company or any of its Subsidiaries (other than Folio Funding II) maintains any deposit account, securities account or similar account with any Person that has any right of setoff under the Folio Funding II/Citigroup Documents, and no property of the Company or any of its Subsidiaries (other than Folio Funding II) is in the possession or under the control of any such Person.

                  (l) REVISED PRO FORMA CLOSING BALANCE SHEET. Attached as EXHIBIT B hereto is a true, correct and complete copy of a consolidated balance sheet of the Company and its Subsidiaries as of May 31, 2008, as adjusted to give PRO FORMA effect to (i) the issuance and sale of the Securities, the issuance and sale of the Term B Note and the consummation of the other transactions contemplated by the Securities Purchase Agreement and this Amendment and (ii) the restructuring of the Folio Funding II/Citigroup Indebtedness pursuant to the Folio Funding II/Citigroup Documents (as such term is amended in this Amendment), in each case as if all such transactions had occurred on such date (the "PRO FORMA CLOSING BALANCE SHEET"), together with footnotes describing the PRO FORMA adjustments and the assumptions underlying the Pro Forma Closing Balance Sheet. The Pro Forma Closing Balance Sheet properly gives effect to the application of the PRO FORMA adjustments described therein and contemplated herein and fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries on a PRO FORMA basis as of such date. All PRO FORMA adjustments and assumptions included in the Pro Forma Closing Balance Sheet were made in good faith and are reasonable under the circumstances. After due inquiry, no Key Employee is aware of any fact or other information that would lead him to believe that such PRO FORMA adjustments or assumptions are incorrect or misleading in any respect

         5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser hereby represents and warrants to the Company that:

                  (a) The Purchaser is acquiring the Term B Note for its own account, for investment purposes, and not with a view to or for sale in connection with any distribution thereof in violation of any federal or applicable state securities laws.

                  (b) The Purchaser is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act). By reason of its business and financial experience, the Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Securities, has the capacity to protect its own interests and is able to bear the economic risk of such investment. The Purchaser has had an opportunity to review the books and records of the Company Parties and all documents, information and agreements furnished to the Purchaser by the Company relating to the Term B Note, and to ask questions of representatives of the Company concerning the terms and conditions of the transactions contemplated by this Amendment.

         6. RELEASE.

                  (a) The Company, for itself and on behalf of the Subsidiary Guarantors and its and their respective successors, assigns, and present and future stockholders, officers, directors, Affiliates, employees, agents and attorneys (collectively, the "RELEASING PARTIES"), hereby remises, releases and forever discharges the Purchaser and its present and former Affiliates, officers, directors, partners (general and limited), stockholders, members, managers, employees, agents, attorneys, successors and assigns, from and against any and all claims, rights, actions, causes of action, suits, liabilities, defenses, damages, losses, costs and expenses (including attorneys' fees), of whatever nature, type or description, that are based upon, relate to or arise out of any facts, acts, omissions, events or circumstances existing or occurring on or prior to the date hereof, whether arising out of or related to this Amendment, the Securities Purchase Agreement, the Notes, the Guaranties, the Collateral Documents or any other Investment Document, any of the transactions contemplated hereby or thereby, the administration or enforcement of the Obligations or any act, omission or event occurring in connection herewith or therewith, in each case whether known or unknown, existing or potential or suspected or unsuspected.

                  (b) The Company, for itself and on behalf of the other Releasing Parties, waives any and all claims, rights and benefits it may have under any law of any jurisdiction that would render ineffective a release made by a creditor of claims that the creditor does not know or suspect to exist in its favor at the time of executing the release and that, if known by it, would have materially affected its settlement with the applicable debtor. The Company, for itself and on behalf of the other Releasing Parties, acknowledges that it is aware of the following provisions of section 1542 of the California Civil Code:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                  (c) The Company, for itself and on behalf of the other Releasing Parties, expressly and voluntarily waives each and all claims, rights, or benefits it has or may have under section 1542 of the California Civil Code, or any other similar law of any other jurisdiction, to the full extent that it may lawfully waive such claims, rights and benefits in connection with this release. The Company, for itself and on behalf of the other Releasing Parties, acknowledges that (a) it has been represented by independent legal counsel of its own choice throughout all of the negotiation that preceded the execution of this Amendment and that it has executed this Amendment after receiving the advice of such independent legal counsel, and (b) it and its respective counsel have had an adequate opportunity to make whatever investigation or inquiry they deem necessary or desirable in connection with the release contained in this
SECTION 6.

                  (d) No claim shall be made by the Company or any other Releasing Party against the Purchaser, or any Affiliates, officers, directors, partners (general and limited), stockholders, members, managers, employees, agents, attorneys, successors and assigns of the Purchaser, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to any of the matters being released under this SECTION 6. The Company, for itself and on behalf of the other Releasing Parties, hereby waives, releases and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         7. CERTAIN CONSENTS BY THE PURCHASER.

                  (a) Pursuant to Section 6.1 of the Registration Rights Agreement, the Purchaser hereby consents to the grant by the Company of the registration rights described in Section 10 of the Folio Funding II/Citigroup Warrant to the holder thereof.

                  (b) The Purchaser hereby consents to the amendments to the related Securitization Transaction Documents being entered into on the date hereof as contemplated by the Folio Funding II/Citigroup Documents to the extent that such amendments (i) alter the payment priorities in a manner that will reduce the amounts payable to the Company or any Subsidiary in violation of clause (c) of Section 9.10 of the Securities Purchase Agreement or (ii) cause the Company to become contingently liable for the related Indebtedness in violation of clause (b)(ii) of Section 9.11 of the Securities Purchase Agreement. In addition, the Purchaser hereby waives any breach of Sections 9.10 and 9.11 of the Securities Purchase Agreement that would result from the Company's consummation on the date hereof of the transactions contemplated by the terms of the Folio Funding II/Citigroup Documents as they exist on the date hereof.

                  The consents provided for in this SECTION 7 shall be limited solely to the matters expressly described therein, respectively, and shall not be construed or deemed to apply to any other present, or any future, transaction or matter.

         8. CONFIRMATION; FULL FORCE AND EFFECT. The amendments set forth in
SECTION 2 amend the Securities Purchase Agreement on and as of the date hereof, and the Securities Purchase Agreement shall remain in full force and effect, as amended thereby, from and after the date hereof in accordance with its terms. The Company hereby ratifies, approves and affirms in all respects each of the Securities Purchase Agreement, as amended hereby, the Notes, the Collateral Documents (including the Liens granted in favor of the Purchaser under the Collateral Documents) and each of the other Investment Documents, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder.

         9. NO OTHER AMENDMENTS. This Amendment is being delivered without prejudice to the rights, remedies or powers of the Purchaser under or in connection with the Securities Purchase Agreement, the Notes, the Guaranties, the Collateral Documents and the other Investment Documents, Applicable Laws or otherwise and, except as expressly provided in SECTION 2, shall not constitute or be deemed to constitute an amendment or other modification of, or a supplement to, the Securities Purchase Agreement or any Investment Document or the obligations of the Company Parties thereunder. In addition, except as expressly provided in SECTION 7(b), nothing contained in this Amendment or any other Term B Note Document is intended to constitute, or shall be construed as, a waiver of any Default, Event of Default or other breach or violation of the Securities Purchase Agreement, the Notes, the Guaranties, the Collateral Documents or any other Investment Document, whether past, present or future, or a forbearance by the Purchaser of any of its rights, remedies or powers against the Company Parties (or any of them) or the Collateral. The Purchaser hereby expressly reserves all of its rights, powers and remedies under or in connection with the Securities Purchase Agreement, the Notes, the Guaranties, the Collateral Documents and the other Investment Documents, whether at law or in equity, including the right to declare all Obligations to be due and payable.

         10. MISCELLANEOUS PROVISIONS.

                  (a) ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. The Term B Note Documents, the Securities Purchase Agreement and the other Investment Documents constitute the entire understanding and agreement with respect to the purchase and sale of the Term B Note and supersede all other prior oral and written, and all contemporaneous oral, agreements, negotiations, discussions and understandings with respect thereto. This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

                  (b) GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                  (c) COUNTERPARTS. This Amendment and each other Term B Note Document may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.




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                                       16

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

                                    COMPANY
                                    -------

                                    CONSUMER PORTFOLIO SERVICES, INC.,
                                    a California corporation

                                    By:  /s/ Jeffrey P. Fritz
                                         ---------------------------------------
                                         Jeffrey P. Fritz
                                         Senior Vice President - Accounting and
                                         Chief Financial Officer


                                    PURCHASER
                                    ---------

                                    LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

                                        On behalf of LEVINE LEICHTMAN CAPITAL
                                        PARTNERS IV, L.P., a Delaware limited
                                        partnership


                                        By:  /s/ Stephen J. Hogan
                                             -----------------------------------
                                             Stephen J. Hogan
                                             Chief Financial Officer



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